Fund # 318   Putnam Balanced Fund

New Classes

Inception dates:
               Class B:  April 4, 2000
               Class C:  April 4, 2000
               Class M:  April 4, 2000
               Class Y:  August 2, 2000


12b-1 fees:

               Class B:  1.00%
               Class C:  1.00%
               Class M:  1.00%
               Class Y:  none


Sales charge:

               Class B: 5% CDSC which declines 1% each year, and after six years, no longer applies
               Class C:  one year 1% CDSC.
               Class M:  3.50% front-end sales chg.
               Class Y: none